Exhibit No. 99.1

DIH Holding US, Inc. and Subsidiaries

Unaudited Interim Condensed Combined Financial Statements as of and for the nine months ended December 31, 2023 and 2022.

1

DIH HOLDING US, INC. AND SUBSIDIARIES

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DIH HOLDING US, INC. AND SUBSIDIARIES

INTERIM CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED) (in thousands)

	As of December 31, 2023	As of March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$2,838	$5,560
Restricted cash	583	415
Accounts receivable, net of allowances of $964 and $1,771, respectively	5,556	6,079
Inventories, net	7,494	6,121
Promissory note - related party	405	—
Due from related party	119	7,400
Other current assets	7,323	5,210
Total current assets	24,318	30,785
Property, and equipment, net	676	826
Capitalized software, net	2,093	2,203
Other intangible assets, net	380	380
Operating lease, right-of-use assets, net	5,081	3,200
Deferred tax assets	252	1
Other assets	48	39
Total assets	$32,848	$37,434
Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable	$5,097	$3,200
Employee compensation	3,155	3,678
Due to related party	—	7,322
Current maturities of long-term debt	1,135	1,514
Revolving credit facilities	10,311	12,976
Current portion of deferred revenue	6,860	8,395
Manufacturing warranty obligation	1,190	979
Current portion of long-term operating lease	1,787	1,255
Advance payments from customers	12,152	6,878
Accrued expenses and other current liabilities	13,175	12,411
Total current liabilities	54,862	58,608
Long-term debt, net of current maturities	—	489
Non-current deferred revenues	4,284	2,282
Long-term operating lease	3,319	1,970
Deferred tax liabilities	388	391
Other non-current liabilities	3,943	2,748
Total liabilities	$66,796	$66,488
Commitments and contingencies (Note 15)
Equity (Deficit):
Net parent company investment	(37,140)	(32,977)
Accumulated other comprehensive income	3,192	3,923
Total (deficit)	$(33,948)	$(29,054)
Total liabilities and (deficit)	$32,848	$37,434

See accompanying notes to the condensed combined financial statements.

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DIH HOLDING US, INC. AND SUBSIDIARIES

INTERIM CONDENSED COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED) (in thousands)

	For the Nine Months Ended December 31,
	2023	2022
Revenue	$47,121	$33,168
Cost of sales	23,945	14,983

Gross profit	23,176	18,185
Operating expenses:
Selling, general, and administrative expense	19,892	18,270
Research and development	5,852	5,959
Total operating expenses	25,744	24,229
Operating loss	(2,568)	(6,044)
Other income (expense):
Interest expense	(744)	(575)
Other income (expense), net	(202)	690
Total other income (expense)	(946)	115
Loss before income taxes	(3,514)	(5,929)
Income tax expense (benefit)	638	770
Net loss	$(4,152)	$(6,699)

See accompanying notes to the condensed combined financial statements.

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DIH HOLDING US, INC. AND SUBSIDIARIES

INTERIM CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED) (in thousands)

	For the Nine Months Ended December 31,
	2023	2022
Net loss	$(4,152)	$(6,699)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	471	538
Pension liability adjustments	(1,202)	(230)
Other comprehensive (loss) income	(731)	308
Comprehensive loss	(4,883)	(6,391)

See accompanying notes to the condensed combined financial statements.

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DIH HOLDING US, INC. AND SUBSIDIARIES

INTERIM CONDENSED COMBINED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(UNAUDITED) (in thousands)

	Net Parent Company Investment	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, March 31, 2022	$(30,503)	$4,081	$(26,422)
Net loss	(6,699)	-	(6,699)
Other comprehensive income, net of tax	-	308	308
Balance, December 31, 2022	$(37,202)	$4,389	$(32,813)

	Net Parent Company Investment	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, March 31, 2023	$(32,977)	$3,923	$(29,054)
Net loss	(4,152)	-	(4,152)
Other comprehensive loss, net of tax	-	(731)	(731)
Net transactions with parent	(11)	-	(11)
Balance, December 31, 2023	$(37,140)	$3,192	$(33,948)

See accompanying notes to the condensed combined financial statements.

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DIH HOLDING US, INC. AND SUBSIDIARIES

INTERIM CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED) (in thousands)

	For the Nine Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(4,152)	$(6,699)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	388	93
Provision for credit losses	(807)	1,549
Allowance for inventory obsolescence	675	(205)
(Gain) /Loss on disposal of fixed assets	(15)	(3)
Pension contributions	(478)	(441)
Pension (income) expense	201	(614)
Foreign exchange (gain) loss	201	(685)
Noncash lease expense	1,503	1,258
Noncash interest expense	2	177
Deferred income tax	(258)	(18)
Changes in operating assets and liabilities:
Accounts receivable	1,316	375
Inventories	(1,748)	(3,054)
Due from related parties	-	(9)
Due to related parties	-	1,283
Other assets	(1,979)	(1,851)
Operating lease liabilities	(1,425)	(1,111)
Accounts payable	1,602	851
Employee compensation	(549)	13
Other liabilities	202	591
Deferred revenue	819	1,048
Manufacturing warranty obligation	211	(116)
Advance payments from customers	5,573	8,037
Accrued expense and other current liabilities	634	1,545
Net cash provided by operating activities	1,916	2,014
Cash flows from investing activities:
Purchases of property and equipment	(141)	(52)
Proceeds from sale of property and equipment	65	-
Capitalized software development costs	-	(13)
Payments to related party for promissory note	(405)	-
Net cash used in investing activities	(481)	(65)
Cash flows from financing activities:
Payments on credit facilities	(3,123)	(2,074)
Payments on long term debt	(937)	(692)
Net cash used in financing activities	(4,060)	(2,766)
Effect of currency translation on cash and cash equivalents	71	(232)
Net decrease in cash, and cash equivalents, and restricted cash	(2,554)	(1,049)
Cash, and cash equivalents, and restricted cash - beginning of year	5,975	3,687
Cash, and cash equivalents, and restricted cash - end of year	$3,421	$2,638
Cash and cash equivalents - end of year	$2,838	$2,247
Restricted cash - end of year	583	391
Total cash, and cash equivalents, and restricted cash - end of year	$3,421	$2,638
Supplemental disclosure of cash flow information:
Interest paid	$740	$397
Income tax paid	$-	$17
Supplemental disclosure of non-cash investing and financing activity:
Settlement of related party receivables and payables	$7,322	$-

See accompanying notes to the condensed combined financial statements.

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DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED) (in thousands)

1.	Business and Organization

Description of Business

DIH Holding US, Inc. and its subsidiaries (the “Company” or “DIH”), is a global solution provider in blending innovative robotic and virtual reality (“VR”) technologies with clinical integration and insights. Built through the mergers of global-leading niche technologies, DIH is positioning itself as a transformative total smart solutions provider and consolidator in a largely fragmented and manual-labor-driven industry. The Company’s fiscal year ends on March 31.

Merger / Business Combination with Aurora Tech Acquisition Corp.

On February 26, 2023, the Company and Aurora Tech Acquisition Corp. (“ATAK”), a special purpose acquisition company (“SPAC”), entered into a definitive business combination agreement (“Business Combination Agreement”) under which ATAK combined with the Company on February 7, 2024. The Company’s Class A common stock and public warrants began trading on the Nasdaq Stock Market LLC under the symbols “DHAI” and “DHAIW” respectively, on February 9, 2024.

In addition to the Aggregate Base Consideration, DIH stockholders may be entitled to receive up to 6,000,000 Earnout Shares, as additional consideration upon satisfaction of the following milestones, during the period beginning on the Closing Date and expiring on the fifth anniversary of the closing date (the “Earnout Period”):

●	1,000,000 Earnout Shares if the volume-weighted average price (“VWAP”) of New DIH Class A Common Stock is equal to or exceeds $12.00 for any 20 trading days during the Earnout Period;
●	1,333,333 Earnout Shares if the VWAP of New DIH Class A Common Stock is equal to or exceeds $13.50 for any 20 trading days during the Earnout Period;
●	1,666,667 Earnout Shares if the VWAP of New DIH Class A Common Stock is equal to or exceeds $15.00 for any 20 trading days during the Earnout Period; and
●	2,000,000 Earnout Shares if the VWAP of New DIH Class A Common Stock is equal to or exceeds $16.50 for any 20 trading days during the Earnout Period.

Liquidity and Capital Resources

As of December 31, 2023, the Company had $2,838 in cash and cash equivalents. The Company’s sources of liquidity have been predominantly from fees received from product sales, services provided, proceeds from lines of credit and long term debt. The Company’s sources of liquidity have enabled the Company to expand the physical footprint, capacity and grow its personnel to expand capabilities and enter new markets.

The Company’s net losses began in 2020 and continued through the nine months ended December 31, 2023. The Company’s historical operating losses resulted in an accumulated deficit of $(33,948) as of December 31, 2023. Operating losses were mainly driven by decreased sales during the COVID-19 pandemic due to social distancing measures that affected demand for rehabilitation services, increased expenditures in connection with its implementation of a new financial system (Oracle) and increased compliance costs associated with the European Union Medical Device Regulation (EU MDR). Additionally, DIH had elevated costs related to efforts of adopting to public company standards. During the nine months ended December 31, 2023, the Company had positive cash flows from operating activities and negative operating results. The Company continues to take steps to streamline its organization and cost structure as well as improve future revenue growth.

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DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

The Company’s gross revenue has increased by 42.1%, from $33,168 to $47,121, for the nine months ended December 31, 2022 and 2023, respectively. The Company plans to continue to fund its growth through cash flows from operations and future debt and equity financing. As of the date the these combined financial statements are issued, the Company believes that its current cash and cash equivalents, together with cash provided by operating activities will provide adequate liquidity for the next twelve months.

The Company’s future liquidity needs may vary materially from those currently planned and will depend on many factors, including the more aggressive and expansive growth plan in the case of becoming a public company, or for any unforeseen reductions in demand. The Company is currently evaluating the impact on its ability to continue as a going concern due to the completion of the Business Combination with ATAK on February 7, 2024 (see Note 17).

2.	Summary of Significant Accounting Policies

Basis of Presentation

The Company has historically existed and functioned as part of the business of DIH Technology Ltd. (“DIH Cayman” or the “Parent”). The accompanying condensed combined financial statements are prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). The condensed combined financial statements reflect the results of certain DIH Cayman legal entities subject to the business combination with ATAK, as explicitly stated in the Business Combination Agreement. These legal entities include DIH Holding US (which is prepared on a consolidated basis), Hocoma AG and Motekforce Link BV and their respective subsidiaries. Each of these legal entities’ respective historical operations, including results of operations, assets and liabilities, and cash flows have been fully reflected in these condensed combined financial statements.

While the Company’s businesses have historically functioned together with the other businesses controlled by DIH Cayman, the Company’s businesses are largely isolated and not dependent on corporate or other support functions. DIH Cayman does not have significant corporate or operational activity and does not have shared services that it provides to its subsidiaries. The Company considered allocations from the Parent and its subsidiaries but they are insignificant because of the organizational structure such that these condensed combined financial statements are comprised of legal entities that had complete standalone financial statements available.

During the nine months ended December 31, 2023 and 2022, the Company and DIH International (“DIH Hong Kong”) were subsidiaries of DIH Cayman and were under common control of DIH Cayman. Significant intercompany transactions and balances have been eliminated on combination. In preparation of the condensed combined financial statement information presented herein, the Company evaluated its transactions with DIH Cayman to determine if they are to be included in the condensed combined financial statement information presented. Transactions with DIH China, a subsidiary of DIH Hong Kong, related to distribution services provided to the Company are disclosed as related party transactions in Note 12.

Subsidiaries are entities controlled by the Company. Control exists when the Company has the power, directly and indirectly, to govern the financial and operating policies of an entity and be exposed to the variable returns from its activities. The financial statements of subsidiaries are included in the condensed combined financial statements from the date that control commences until the date that control ceases. These companies are controlled by common owners and management.

The deficit balance in these condensed combined financial statements represents the excess of total liabilities over total assets, including intercompany balances between us and related parties (net parent company investment) and accumulated other comprehensive loss. Net parent company investment is primarily impacted by contributions from related parties which are the result of net funding provided by or distributed to related parties. The total net effect of the settlement of related party intercompany transactions is reflected in the condensed combined statements of cash flows as a financing activity and in the condensed combined balance sheets as net parent company investment.

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported condensed combined results of operations.

Unaudited Interim Condensed Combined Financial Information

The unaudited interim condensed combined financial statements have been prepared on the same basis as the audited annual combined financial statements, and in the opinion of management, reflect all normal recurring adjustments necessary for the fair presentation of the Company’s financial position as of December 31, 2023, the results of its operations for the nine months ended December 31, 2023 and 2022 and its cash flows for the nine months ended December 31, 2023 and 2022. These unaudited condensed combined financial statements should be read in conjunction with the audited combined financial statements as of and for the years ended March 31, 2023 and 2022, and the notes thereto, included in the Proxy Statement/Prospectus filed on May 12, 2023.

The results for the nine months ended December 31, 2023 are not necessarily indicative of results to be expected for the year ended March 31, 2024, or any other interim periods, or any future year or period.

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DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Foreign Currency Reporting

The functional currency for the Company’s non-U.S. subsidiaries is the local currency. The assets and liabilities of foreign subsidiaries are translated into U.S. dollars using the exchange rate in effect as of the balance sheet date. Revenues and expenses are translated at the average exchange rates for each respective reporting period. Adjustments resulting from translating local currency financial statements into U.S. dollars are reflected in accumulated other comprehensive loss in equity (deficit).

Transactions denominated in currencies other than the functional currency are remeasured based on the exchange rates at the time of the transaction. Foreign currency gains and losses arising primarily from changes in exchange rates on foreign currency denominated intercompany transactions and balances between foreign locations are recorded in the condensed combined statements of operations. Realized and unrealized gains (losses) resulting from transactions conducted in foreign currencies for the nine months ended December 31, 2023 and 2022 were $(201) and $684, respectively.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed combined financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant estimates made by management in connection with the preparation of the accompanying condensed combined financial statements include the useful lives of long-lived assets, inventory valuations, the allocation of transaction price among various performance obligations, the provision for credit losses, the fair value of financial assets, liabilities, actuarial valuation of pensions and realizability of deferred income tax asset or liabilities. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk primarily consists of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with highly-rated financial institutions and limits the amount of credit exposure to any one entity. We believe we do not have any significant credit risk on our cash and cash equivalents. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers which is limited to the amounts recorded on the condensed combined balance sheets. The risk associated with this concentration is mitigated by our ongoing credit-review procedures and letters of credit or payment prior to shipment.

Major customers are defined as those individually comprising more than 10% of our trade accounts receivable or revenues. As of December 31, 2023, no customer represented more than 10% of total trade accounts receivables. As of March 31, 2023, one customer comprised 11.1% of total trade accounts receivables. For the nine months ended December 31, 2023, one customer comprised 10.6% of total revenue. For the nine months ended December 31, 2022, one customer comprised 17.1% of total revenue.

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). ASC 326 provides more decision-useful information about the expected credit losses on financial instruments, other commitments to extend credit held by a reporting entity at each reporting date, and requires the entity to estimate its credit losses as far as it can reasonably estimate. This update became effective for the Company on April 1, 2023. The adoption of this guidance did not have a material impact on the Company’s condensed combined financial statements.

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DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Recent Accounting Pronouncements Not Yet Adopted

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP and simplifies the diluted earnings per share (“EPS”) calculation in certain areas. Under the new guidance there will be no separate accounting for embedded conversion features. It removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception. The amendments in this update are effective for the Company on April 1, 2024. Early adoption is permitted. The Company is currently evaluating the impact of adoption of this guidance its financial statements.

3.	Revenue Recognition

The Company’s revenues are derived from the sales of medical rehabilitation devices and technology services. The Company’s primary customers include healthcare systems, clinics, third-party healthcare providers, distributors, and other institutions, including governmental healthcare programs and group purchasing organizations.

Disaggregation of Revenue

The Company disaggregates its revenue with customers by category and by geographic region based on customer location, see Note 4 for further information. The following represents the net revenue for the nine months ended December 31, 2023 and 2022, based on revenue category:

	For the Nine Months Ended December 31,
	2023	2022
Devices	$36,887	$25,040
Services	8,814	7,510
Other	1,420	618
Total revenue, net	$47,121	$33,168

The majority of the revenue that is recognized at a point in time was primarily related to the revenues from devices and the majority of the revenue that is recognized over time was related to revenue from services. Other revenue primarily relates to freight and packaging on devices and recognized at a point in time.

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DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Deferred Revenue and Remaining Performance Obligations

Deferred revenue as of December 31, 2023 and March 31, 2023 was $11,144 and $10,677, respectively. During the nine months ended December 31, 2023 and 2022, the Company recognized $5,321 and $5,817 of revenue that was included in deferred revenue as of March 31, 2023 and March 31, 2022, respectively. Remaining performance obligations include goods and services that have not yet been delivered or provided under existing, noncancelable contracts with minimum purchase commitments. As of December 31, 2023 and March 31, 2023, the aggregate amount of the contracted revenue allocated to unsatisfied performance obligations with an original duration of one year or more was approximately $4,284 and $3,119, respectively. As of December 31, 2023 and March 31, 2023, the Company expects to recognize revenue on the majority of these remaining performance obligations over the next two years and four years, respectively.

Advance Payments From Customers

The Company receives advance payments from customers from their orders to support the operation of the company in the production of the goods. The Company recognizes these prepayments as a liability under “Advance payments from customers” on the condensed combined balance sheets when they are received. Revenue associated with the advance payments is recognized when performance obligation is fulfilled. Advance payments from customers was $12.2 million and $6.9 million as of December 31, 2023 and March 31, 2023, respectively.

4.	Geographical Information

The following represents revenue attributed to geographic regions based on customer location:

	For the Nine Months Ended December 31,
	2023	2022
Europe, Middle East and Africa (“EMEA”)	$26,860	$19,233
Americas	10,617	8,388
Asia Pacific (“APAC”)	9,644	5,547
Total revenue	$47,121	$33,168

Long-lived assets shown below include property and equipment, net. The following represents long-lived assets where they are physically located:

	As of December 31, 2023	As of March 31, 2023
EMEA	$363	$320
Americas	202	390
APAC	111	116
Total property and equipment, net	$676	$826

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DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

5.	Inventories, Net

As of December 31, 2023 and March 31, 2023, inventories, net, consisted of the following:

	As of December 31, 2023	As of March 31, 2023
Raw materials and spare parts	$4,943	$5,908
Work in process	4,332	1,146
Finished goods	420	593
Less: reserves	(2,201)	(1,526)
Total inventories, net	$7,494	$6,121

6.	Property and Equipment, Net

Property and equipment, net as of December 31, 2023 and March 31, 2023 consisted of the following:

	As of December 31, 2023	As of March 31, 2023
Computer software and hardware	$946	$1,033
Machinery and equipment	1,099	1,320
Leasehold improvements	1,341	1,436
Furniture and fixtures	853	858
Vehicles	69	55
Demonstration units	461	654
Property and equipment	4,769	5,356
Less: accumulated depreciation	(4,093)	(4,530)
Property and equipment, net	$676	$826

Depreciation expense totaled $287 and $61 for the nine months ended December 31, 2023 and 2022, respectively.

7.	Capitalized software, net and other intangible assets, net

Capitalized software, net and other intangible assets, net as of December 31, 2023 and March 31, 2023 consisted of the following:

	As of December 31, 2023			As of March 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Capitalized software	$2,318	$(225)	$2,093	$2,326	$(123)	$2,203

Other intangible assets	$380	$-	$380	$380	$-	$380

Substantially all capitalized software, net and other intangible assets, net are subject to amortization when they are available for their intended use. For the nine months ended December 31, 2023 and 2022, amortization expense was $101 and $32, respectively.

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DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Estimated annual amortization for intangible assets over the next five years are as follows:

	Remainder of 2024	2025	2026	2027	2028
Estimated annual amortization	$3	$108	$457	$457	$457

8.	Other current assets

Other current assets as of December 31, 2023 and March 31, 2023 consisted of the following:

	As of December 31, 2023	As of March 31, 2023
Other receivables	$2,636	$1,963
Other current assets	4,687	3,247
Total other current assets	$7,323	$5,210

9.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of December 31, 2023 and March 31, 2023 consisted of the following:

	As of December 31, 2023	As of March 31, 2023
Taxes payable	8,678	3,823
Other payables and current liabilities	4,497	8,588
Total accrued expenses and other current liabilities	$13,175	$12,411

10.	Other Non-Current Liabilities

Other non-current liabilities as of December 31, 2023 and March 31, 2023 consisted of the following:

	As of December 31, 2023	As of March 31, 2023
Provisions	$1,271	$1,071
Pension liabilities	2,672	1,677
Total other non-current liabilities	$3,943	$2,748

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DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

11.	Lines of Credit and Long-Term Debt

Lines of Credit

On July 23, 2020, the Company entered into a framework agreement for a CHF 7,600 revolving credit facility with Credit Suisse (Switzerland) Ltd. (the “Credit Suisse Credit Facility”). Interest rates on advances on the Credit Suisse Credit Facility are agreed upon with Credit Suisse. For the nine months ended December 31, 2023 and 2022, the weighted average rates were 4.94% and 3.65%, respectively. Advances have maximum terms up to twelve months and are subject to extension. The Company is subject to certain covenants under the terms of the Credit Suisse Credit Facility including minimum EBITDA covenants and financial reporting requirements. Additionally, the Credit Suisse Credit Facility contains a subjective acceleration clause in the event that the lender determines that a material adverse change has occurred within the business, operations, or financial condition of the Company. On February 1, 2023, the Company and Credit Suisse entered into an amendment to the Credit Suisse framework agreement that provided a waiver of the Company’s failure to comply with the EBITDA covenant and financial reporting obligation as of March 31, 2022. Additionally, the amendment to the Credit Suisse framework agreement reduced the credit line to CHF 100 monthly payments starting January 31, 2023 and increasing to CHF 200 monthly payments starting April 30, 2023. In connection with the February 1, 2023 amendment, the Company paid CHF 33 in fees to Credit Suisse in the fourth quarter of fiscal 2023. The balance on the Credit Suisse Credit Facility was $5,492 and $6,813 as of December 31, 2023 and March 31, 2023, respectively. Based on the stated terms and the existence of the subjective acceleration clause, the Credit Suisse Credit Facility is reflected in the current liabilities section of the condensed combined balance sheets.

On July 12, 2016, the Company entered into a framework agreement for a CHF 7,000 revolving credit facility with UBS Switzerland AG (the “UBS Credit Facility”). The Company can draw on the facility in various forms including fixed advances and Secured Overnight Financing Rate (“SOFR”) loans. Interest rates on advances on the UBS Credit Facility are based on the type of draw and can be adjusted at any time based on current market conditions. For the nine months ended December 31, 2023 and 2022, the weighted average interest rates on the UBS Credit Facility were 5.07% and 4.68%, respectively. Additionally, the Company must pay a 0.25% quarterly commission on average borrowings and a 0.75% fixed commitment fee on the undrawn portion of the UBS Credit Facility. Advances have maximum terms up to twelve months and are subject to extension. The Company is subject to certain covenants under the terms of the UBS Credit Facility including financial reporting requirements. Additionally, the UBS Credit Facility contains a subjective acceleration clause in the event that the lender determines that a material adverse change has occurred within the business, operations, or financial condition of the Company. On March 1, 2022, the Company and UBS entered into an amendment to the UBS framework agreement that reduced the credit line to CHF 200 one-time payment as of April 31, 2022 and reduced the credit line to CHF 100 monthly payments starting May 31, 2022. On February 2, 2023, the Company and UBS entered into an amendment to increase the monthly payments to CHF 200 starting April 30, 2023. On March 29, 2023, UBS provided the Company a waiver for the Company’s failure to comply with the financial reporting obligation as of March 31, 2022. The balance on the UBS Credit Facility was $4,819 and $6,163 as of December 31, 2023 and March 31, 2023, respectively. Based on the stated terms and the existence of the subjective acceleration clause, the UBS Credit Facility is reflected in the current liabilities section of the condensed combined balance sheets.

As of November 30, 2023, Credit Suisse and UBS each agreed to certain amendments to the Credit Suisse Credit Facility and the UBS Credit Facility. Specifically, the scheduled repayments of CHF 200 for each bank due at the end of November 2023 and December 2023 were suspended and should be paid on January 31, 2024 together with the scheduled January monthly repayment. The monthly repayments of CHF 200 for each bank from February 29, 2024 and subsequent periods remain unchanged. Subsequently, Credit Suisse and UBS each agreed to amend the payment schedule to reduce payments from January 2024 to May 2024 to CHF 100 each month and payments in June of CHF 1.1 million. Monthly payments for subsequent periods remain unchanged at CHF 200. Through the date that the financial statements were issued, the company fulfilled its obligations by making the scheduled repayments in accordance with the amended terms of both the Credit Suisse and UBS Credit Facilities.

15

DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

COVID-19 Loan and COVID-19 Loan Plus Credit Facilities

In September 2020, the Federal COVID-19 Act was approved by the Swiss Parliament, and subsequently enacted in Switzerland. Under the Federal COVID-19 Act and the corresponding COVID-19 Hardship Ordinance and COVID-19 Loss of Earning Ordinance, the Swiss Federal Council was granted a number of powers to implement measures to address the consequences of the global COVID-19 pandemic including federal loans under the COVID-19 Loan and COVID-19 Loan Plus (“COVID-19 Plus”) programs for businesses meeting certain requirements.

The Company obtained a COVID-19 loan with UBS on May 19, 2020 for up to CHF 500 maturing on June 30, 2024. The COVID-19 loan does not accrue interest. On December 17, 2021, the Company and UBS entered into an amendment to the COVID-19 loan agreement that reduced the credit line by CHF 50 quarterly payments starting March 31, 2022 and five CHF 50 payments in the year ending March 31, 2024. The balance on the COVID-19 loan was $168 and $324 at December 31, 2023 and March 31, 2023, respectively.

The Company obtained a COVID-19 Plus credit facility with UBS on May 19, 2020 for up to CHF 2,760, maturing on June 30, 2024. The COVID-19 Plus credit facility has an 85% federal share accruing interest at 0.5% and a 15% bank share accruing interest at a rate determined by the bank based on market conditions (0.5% at March 31, 2023 and 2022, respectively). On January 7, 2022, the Company and UBS entered into an amendment to the COVID-19 Plus credit facility loan agreement that reduced the Company maximum credit limit to CHF 2,243 and reduced the credit line by CHF 173 quarterly payments starting March 31, 2022, CHF 230 quarterly payments starting March 31, 2023 and five CHF 230 payments in the year ending March 31, 2024. The balance on the COVID-19 Plus credit facility was $967 and $1,679 at December 31, 2023 and March 31, 2023, respectively.

The following table presents the aggregate annual maturities of long-term debt as of December 31, 2023:

Amount
Remainder of 2024	$628
2025	507
Total	1,135
Less: current portion	1,135
Total long-term debt	$—

12.	Related Party Transactions

Parties are considered related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

16

DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Transactions with Parent

While the Company’s businesses have historically functioned together with the other businesses controlled by DIH Cayman, the Company’s businesses are largely isolated and not dependent on corporate or other support functions. DIH Cayman does not have significant corporate or operational activity and does not have shared services that it provides to its subsidiaries. Consistent with the basis of presentation, net parent company investment is primarily impacted by net funding provided by or distributed to DIH Cayman. For the nine months ended December 31, 2023 and 2022, the net transactions with parent were $(11) and $0, respectively.

DIH Hong Kong

DIH Hong Kong is an investment holding company. DIH Hong Kong holds interests in operating entities of the Company, which include Hocoma AG, Switzerland-based global leader in robotics for rehabilitation, Motek, a Netherlands-based global leader in sophisticated VR-enabled movement platform powered by real-time integration, and DIH China. DIH Hong Kong does not have a management team or direct influence with any operating entities other than acting as shareholder of the entities listed.

Subsidiaries within DIH Hong Kong perform two lines of business including, smart pharmacy solutions and rehabilitation solutions. In the case of Motek, DIH China was Motek’s authorized distributor in China before DIH Hong Kong acquired Motek in 2015. This distributor relationship and terms did not change after the acquisition. In the case of Hocoma AG, DIH China assumed the distribution agreements with third parties after DIH Hong Kong acquired Hocoma AG. The terms of the distribution agreements are the same with the third party distributor.

For the nine months ended December 31, 2023 and 2022, there were no related party transactions recognized in the condensed combined statement of operations.

Payment on Behalf of DIH Cayman

On February 26, 2023, ATAC Sponsor LLC (the “Sponsor”) entered a guaranty and loan agreement with DIH Cayman (the “Guarantor”). Pursuant to this agreement, DIH Cayman agreed to loan to the Sponsor an aggregate principal amount up to $405 in three installments of $135 each on May 1, 2023, June 1, 2023 and July 1, 2023. Repayment of the loan shall be made by the earlier of (a) the consummation of the Business Combination Agreement between the Company and ATAK (b) liquidation of ATAK or (c) the tenth day following the termination of the Business Combination Agreement between the Company and ATAK. No interest will accrue on the unpaid balance. On May 4, 2023, June 2, 2023 and July 5, 2023, the first, second and third installments of $135 each, respectively, was paid by DIH on behalf of DIH Cayman. The Company holds a promissory note receivable of $405 for these payments, which is reported on the Company’s condensed combined balance sheet as of December 31, 2023.

Cost Sharing Agreement with ATAC Sponsor LLC

On July 27, 2023, Sponsor entered a cost sharing agreement with DIH. Pursuant to the agreement, DIH agreed to pay to the Sponsor, or to a third-party designated by the Sponsor, an aggregate amount of $610 in five installments with $70 on September 1, 2023 and $135 each month from October 1, 2023 to January 1, 2024. All payments were paid by DIH to Sponsor in accordance with schedule.

Related Party Settlement Agreement

On May 3, 2023, DIH and Cayman and its subsidiaries, including the Company, DIH China and DIH Hong Kong, entered into a cash settlement agreement in which the Company agreed to pay a net settlement amount of approximately $93 related to an outstanding due from related party balance of $7,185 and a due to related party balance of $7,277, both as of December 31, 2022, for ongoing activities between the Company and DIH Hong Kong. During the period ended September 30, 2023, the agreement was amended with a total settlement amount of $182 as of March 31, 2023 between the Company and DIH Hong Kong. There have been no additional transactions between the parties subsequent to the date of this settlement.

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DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

13.	Employee Benefit Plans

Defined Contribution Plans

The Company sponsors a defined contribution plan in the United States and Netherlands. The Company’s obligation is limited to its contributions made in accordance with each plan document. Employer contributions to defined contribution plans are recognized as expense.

Expenses related to the Company’s plans for the nine months ended December 31, 2023 and 2022 were as follows:

	For the Nine Months Ended December 31,
	2023	2022
United States	$76	$105
Netherlands	104	152
Total defined contribution plan expense	$180	$257

Defined Benefit Plans

Amounts recognized in the condensed combined statements of operations for the nine months ended December 31, 2023 and 2022, in respect of the Pension Plans were as follows:

	For the Nine Months Ended December 31,
	2023	2022
Current service cost	$507	$510
Interest cost	185	113
Expected return on plan assets	(263)	(176)
Actuarial loss / (gain) recognized	(120)	(133)
Actuarial loss / (gain) recognized because of settlement	-	(828)
Amortization of prior service credit	(108)	(100)
Net charge to statement of operations	$201	$(614)

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DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

14.	Income Taxes

For the nine months ended December 31, 2023 and 2022, the Company recorded an income tax expense of $638 and $770, respectively. The effective tax rate was approximately (18.1%) for the nine months ended December 31, 2023 and (13.0%) for the nine months ended December 31, 2022. The effective tax rate for the nine months ended December 31, 2023 and 2022 was lower than the statutory tax rate due to losses not expected to be benefited in certain jurisdictions which have a valuation allowance.

The Company prepares its financial statements on a combined worldwide basis. Income tax expense is calculated in accordance with the local tax laws of each entity in its relevant jurisdiction on a separate company basis.

The Company has not identified any uncertain tax positions in relation to its corporate income taxes. However, it has identified potential penalty exposure in relation to specific information reporting requirements in the United States. Although the Company is trying to address these issues and pursue penalty abatement, it has recorded a long-term payable for the penalties, until potential relief is granted. As of December 31, 2023 and March 31, 2023, the recorded accrual balances stand at $1,200 and $1,000, respectively.

15.	Commitments and Contingencies

From time to time, the Company may be involved in lawsuits, claims, investigations, and proceedings, consisting of intellectual property, commercial, employment, and other matters, which arise in the ordinary course of business. In accordance with ASC 450, Contingencies, the Company make a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

The Company is not presently a party to any litigation the outcome of which, it believes, if determined adversely to the Company, would individually or taken together, have a material adverse effect on the Company’s business, operating results, cash flows or financial condition. The Company has determined that the existence of a material loss is neither probable nor reasonably possible.

16.	Leases

The Company leases office space (real estate), vehicles and office equipment under operating leases. The Company did not have any finance leases as of December 31, 2023 and March 31, 2023.

Right-of-use lease assets and lease liabilities that are reported in the Company’s condensed combined balance sheet as of December 31, 2023 and March 31, 2023 are as follows:

	As of December 31, 2023	As of March 31, 2023
Operating lease, right-of-use assets, net	$5,081	$3,200

Current portion of long-term operating lease	1,787	1,255
Long-term operating lease	3,319	1,970
Total operating lease liabilities	$5,106	$3,225

19

DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Lease expense for lease payments is recognized on a straight-line basis over the lease term. The components of lease expense related to the Company’s lease for the nine months ended December 31, 2023 and 2022 were:

	For the Nine Months Ended December 31,
	2023	2022
Fixed operating lease costs	$1,503	$1,376
Short-term lease costs	13	31
Total lease cost	$1,516	$1,407

Supplemental cash flow information related to leases was as follows:

	For the Nine Months Ended December 31,
	2023	2022
Operating cash flows included in the measurement of lease liabilities	$(1,509)	$(1,380)
Non-cash lease activity related to right-of-use assets obtained in exchange for new operating lease liabilities	303	157
Other non-cash changes to ROU assets due to reassessment of the lease term	2,788	-

The weighted average remaining lease term and discount rate for the Company’s operating leases as of December 31, 2023 and March 31, 2023 were:

	As of December 31, 2023	As of March 31, 2023
Weighted-average remaining lease term (in years)	2.31	2.77
Weighted-average discount rate	4.00%	4.00%

Lease duration was determined utilizing renewal options that the Company is reasonably certain to execute.

As of December 31, 2023, maturities of operating lease liabilities for each of the following five years ending March 31 and a total thereafter were as follows:

Operating Leases
Remainder of 2024	$516
2025	1,899
2026	1,249
2027	862
2028	848
Thereafter	85
Total lease payments	5,459
Less: imputed interest	(353)
Total lease liability	$5,106

17.	Subsequent Events

On February 7, 2024, the Company consummated the merger with ATAK, receiving cash held in trust account of $899. Immediately following the completion of the Business Combination, 40,544,936 shares of the New DIH Class A Common Shares were issued and outstanding including 6,000,000 shares of New DIH Class A Common Stock in estimated potential Earnout Shares (the “Earnout Shares”). In connection with the Closing of the Business Combination and in accordance with the terms of the Business Combination Agreement, ATAK agreed to waive the closing condition that the Reorganization be completed prior to Closing. The Business Combination is accounted for as a reverse recapitalization, whereby for accounting and financial reporting purposes, the Company was the acquirer.

On February 8, 2024, the Company entered into a securities purchase agreement with OrbiMed, an existing shareholder in DIH Technologies. Pursuant to the agreement, the Company will issue 150,000 shares of New DIH Class A Common Stock in exchange for gross proceeds of $1.5 million together with warrants to purchase an additional 300,000 shares of DIH Common Stock with an exercise price of $10.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were issued. The Company has concluded that no additional events or transactions have occurred that may require adjustments to the financial statement or disclosure.

20